SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                       ----------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        ---------------------------------

                                   JVWEB, INC.
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                 (Exact name of Registrant specified in charter)

        Delaware                                             76-0552098
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      (State of                                           (I.R.S. Employer
      Incorporation)                                         I.D.#)

                           5444 Westheimer, Suite 2080
                              Houston, Texas 77056
                    (Address of Principal Executive Offices)
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        Securities  registered pursuant to Section 12(b) of the Act:

                                      NONE
                                (Title of Class)

        Securities  registered pursuant to Section 12(g) of the Act:

Title of each class                               Name of Each Exchange on which
being registered                                  Each Class is to be Registered

Units consisting of one share                              None
of common stock, par value $.01
per share, and one Class A Warrant

Common Stock, par value $.01                               None
per share,

Class A Warrants                                           None

Class B Warrants                                           None

Class C Warrants                                           None

Item 1.   Description of Registrant's Securities to be Registered:

         The   description  of  the  securities  to  be  registered   hereby  is
incorporated by reference to the description contained in the Registrant's Registration Statement No. 333-43379 on Form SB-2, as filed with the Securities and Exchange Commission (the "Commission") on December 29, 1997.

Item 2.   Exhibits.

         1. Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant's Registration Statement No. 333-43379 on Form SB-2, as amended).

         2. By-Laws of the Registrant (incorporated by reference to Exhibit 3.02 to the Registrant's Registration Statement No. 333-43379 on Form SB-2, as amended).

         3. Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.02 to the Registrant's Registration Statement No. 333-43379 on Form SB-2, as amended).

         4. Class A Warrant  certificate  (incorporated  by reference to Exhibit
4.02 to the Registrant's Registration Statement No. 333-43379 on Form SB-2, as amended).

         5. Class B Warrant  certificate  (incorporated  by reference to Exhibit
4.02 to the Registrant's Registration Statement No. 333-43379 on Form SB-2, as amended).

         6. Class C Warrant  certificate  (incorporated  by reference to Exhibit
4.02 to the Registrant's Registration Statement No. 333-43379 on Form SB-2, as amended).

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            JVWEB, INC.


April 7, 1998                       By:  /s/ Greg J. Micek
                                       -------------------
Greg J. Micek, President